SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                              --------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                     Date of Report (Date of earliest event
                            reported): July 30, 1998


                              LACLEDE STEEL COMPANY
               (Exact Name of Registrant as Specified in Charter)



Delaware                          0-3855                       43-0368310
(State or Other                (Commission                   (I.R.S. Employer
Jurisdiction of                 File Number)              Identification Number)
Incorporation)


One Metropolitan Square
St. Louis, Missouri                                               63102
(Address of Principal Executive Offices)                        (Zip Code)



               Registrant's telephone number, including area code:
                                314-425-1400

Item  1.  Changes in Control of Registrant.

As set forth in the Registrant's Current Report on Form 8-K, dated July 30, 1998, Joseph Alvarado. Robert A. Garvey and William R. Lucas, Jr., officers of Birmingham Steel Corporation ("Birmingham Steel"), resigned as directors of the Registrant. Birmingham Steel has also advised the Registrant that Birmingham Steel intends to cancel the proxy granted by Ivaco, Inc. ("Ivaco") with respect to the Registrant's shares. Ivaco, through an affiliate, owns approximately 25 percent of the Registrant's common stock and 44 percent of the Registrant's Series A Preferred Stock, which are convertible into common stock. In addition, Birmingham Steel intends to vote its shares of the Registrant's common stock neutrally in the future. The Registrant understands this to mean that Birmingham Steel will vote its shares in the same percentages as the other stockholders vote.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               LACLEDE STEEL COMPANY
                               (Registrant)

Date: August 6, 1998           By: /s/ Michael H. Lane
                                   Michael H. Lane
                                   Vice President - Finance,
                                   Treasurer and Secretary